MMRI

Molecular Medicine Research Institute

428 Oakmead Parkway, Sunnyvale, CA 94085
Telephone (408) 523-6260   Facsimile (408) 523-6261

Sarah McCurdy, PhD
CEO
Clarity Solutions
428 Oakmead Parkway
Sunnyvale, CA 94085

June 10, 2015

Dear Dr. McCurdy:

Pursuant to our recent conversation in which we discussed a Sponsored Research Agreement ("Agreement") to more effectively pursue our mutual research interests, the following terms are set forth below and are effective as of July 1, 2015.

SPONSORED RESEARCH AGREEMENT

WHEREAS, Molecular Medicine Research Institute ("MMRI") and Clarity Solutions ("Clarity") (collectively, the "Parties") seek to enter into a mutually beneficial joint research project (the "Research").

WHEREAS, the Parties will contribute assets to the Research, MMRI's contribution shall be physical space and equipment as herein described and Clarity' contribution shall be personnel, and in lieu of space and equipment, monetary contributions to MMRI, as herein described.

NOW, THEREFORE, in consideration of the covenants and mutual promises set forth herein, the Parties agree as follows:

MMRI will provide the space necessary for Clarity personnel to collaborate with MMRI personnel during this Agreement. MMRI agrees to provide Clarity with the following:

1. One hard-walled office, if available, and cubicle(s) for additional research scientists with space for file cabinets and bookshelves.

2. Laboratory space for one (1) full-time equivalent research scientist and shared use of all available laboratory equipment.

3. Shared use of fully equipped tissue culture facilities.

4. Shared use of other laboratory bays, radioactivity room, darkroom area, animal research space, conference rooms, library, storage areas and receiving area as needed during the course of the Research.

5. Use of common areas, gas cylinder/large equipment room, glassware washing room, break room/large conference area, kitchen area, lobby/reception area, restrooms and adjoining hallway.

Although MMRI has a well-equipped laboratory, there may be the need for additional equipment to accomplish specific research objectives. MMRI will provide the space needed to accommodate specialized equipment subject to its space constraints. Maintenance and calibration contracts are in place for much of the equipment presently in the laboratory.

1. Start Date, Automatic Renewal, and Termination. This Agreement shall commence as of July 1, 2015. On August 1, 2015 and on the first day of each month thereafter ("Record Date"), this Agreement will be automatically renewed for an additional three month period unless the terminating party sends written notice to the non-terminating party on or prior to the applicable Record Date, in which case this Agreement shall terminate ninety (90) days after the applicable Record Date. A decrease in the number of scientists participating in the Sponsored Research Agreement shall also require ninety (90) days written notice. Notwithstanding the notice procedures set forth above, MMRI may terminate this Agreement, with immediate effect and without prior notice, in the event that its current lease is terminated.

2. Payment Terms.

(a) Clarity shall pay MMRI an initial research fee of $10,000 due upon the signing of this Agreement. MMRI shall return the initial research fee to Clarity upon payment by Clarity of all amounts owed to MMRI within thirty (30) days of the termination of this Agreement. Return of the initial research fee to Clarity may be delayed beyond 30 days pending receipt by MMRI of final invoices attributed to Clarity and the payment of such by Clarity of all amounts owed to MMRI.

(b) Clarity shall pay MMRI an ongoing monthly Sponsored Research Fee of $5,000 per month paid on or before the first of each month. This monthly Sponsored Research Fee is due three (3) business days before the first (1st) day of the month, and no later than the first (1st) day of the month. MMRI reserves the right to assess a charge equal to 10% of the fee if MMRI receives the Sponsored Research Fee after the first (1st) day of the month. Additionally, MMRI reserves the right to increase the Sponsored Research Fee by 10% each year calendar year, beginning on January 1 of each calendar year, regardless of when this Agreement begins.

The ongoing research fee of $5,000 per month for each Clarity scientist participating in the Sponsored Research Agreement shall be reduced by $500 per month for each new Clarity scientist that joins the MMRI facility. This reduction shall be effective with the entry of the new researcher into the MMRI facility; however, the monthly research fee shall not be reduced below $3,500 for a chemistry laboratory researcher or $2,500 for a biology laboratory researcher. Additionally, a proportional increase in the initial research fee, as described above in Section (2)(a), will be due when a new Clarity research scientist joins the MMRI facility.

(a) Research supplies ordered and expenses borne by MMRI (hereafter,

"Administrative Fees") shall be invoiced to Clarity on a monthly basis. Administrative Fees shall be paid within ten (10) days of Clarity' receipt of an invoice. MMRI reserves the right to assess a charge equal to 10% of the Administrative Fees if MMRI does not receive payment by or within this ten (10) day period. Additionally, Administrative Fees shall increase by 10% per year, beginning on January 1 of each calendar year, regardless of when this Agreement begins.

For the purposes of assisting Clarity in budgeting for these Administrative Fees, MMRI provides the following, nonexclusive list of potential Administrative Fees:

1) Laboratory and office supplies (including shared cost of radioactive license, radioactive materials and animals for research purposes that are purchased using the MMRI radioactivity and animal facilities licenses, respectively);

2) Laboratory equipment specific for your research needs and research supplies;

3) Laboratory coats and laundry fees;

4) Access keys, if lost;

5) Animal facility per diem charges (as of January 1, 2015):
    a. Regular (immunocompetent) Mice: $9.08 per cage set-up charge on the first day and whenever splitting mice into individual cages; $5.76 per cage per day thereafter; maximum of five (5) mice per cage;
    b. Immunodeficient Mice: $11.70 per cage set-up charge on the first day and whenever splitting mice into individual cages; $8.01 per cage per day thereafter; maximum of five (5) mice per cage;
    c. Regular (immunocompetent) Rats: $9.08 per cage set-up charge on the first day and whenever splitting rats into individual cages; $3.84 per rat per day thereafter; maximum of two (2) rats per cage;
    d. Immunodeficient Rats: $11.70 per cage set-up charge on the first day and whenever splitting rats into individual cages; $5.36 per rat per day thereafter; maximum of two (2) rats per cage;

    e. A Quality Assurance Fee of 15% of per diem expenses is assessed monthly for individuals and groups working under Sponsored Research Agreements that have space within MMRI.

6) Computers and printer;

7) Copier, copier maintenance agreement and copier supplies (a copier may be shared with MMRI for a nominal fee while Clarity has less than four (4) employees);

8) Fax machine, fax maintenance agreement and supplies;

9) Waste disposal fees (shared);

10) Telephone bills (monthly base bill and any long distance charges). There will be a one-time connection fee for each telephone line that is installed. Clarity may choose its long-distance carrier;

11) DSL installation and service fee (if Clarity elects to use this means of access to the internet), and a fiber optics service fee (if Clarity elects to use this shared means of access to the internet);

12) Overnight shipping service; and

13) Beverage service, coffee, tea and bottled water are provided with cost sharing billed quarterly.

The foregoing list is included only for purposes of illustration. This list is not inclusive and does not include all expenses and services that may be invoiced to Clarity pursuant to Section 2(d) of this Agreement.

3. Disposal of Radioactive and Chemical Waste. Clarity shall be solely responsible for the removal and/or disposal of any radioactive or chemical waste generated during the course of experiments performed as part of this Agreement. MMRI will make every effort to provide adequate storage space for the decay of appropriate radioactive waste such as 32P. Investigators designated by Clarity to perform research that involves radioactivity will do so under MMRI's radioactivity license and as such will abide by established procedures for the safe handling and use of radioactive materials as set for in MMRI's radioactivity policies and procedures manual.

4. Insurance. During the time that Clarity has personnel and equipment at MMRI, Clarity shall maintain in full force and effect (and provide MMRI evidence of coverage as may be requested from time to time) of Worker's Compensation insurance, Employers liability insurance (no less than $1 million in limits) and general liability coverage (coverage should be $1 million per occurrence and $2 million in aggregate) which shall include non-owned and hired auto liability coverage. Coverage for non-owned and hired auto liability coverage should be no less than $1 million for combined bodily injury and property damage. With respect to property loss and damage coverage, Clarity shall maintain in full force and effect insurance coverage for its own equipment and for damage to MMRI's equipment, property and facility.

5. Results of Research. MMRI employees and researchers involved in the Sponsored Research Agreement with Clarity shall keep complete, accurate and authentic accounts, notes, data and records of the research performed under this Agreement and all results thereof. MMRI shall promptly and fully disclose to Clarity any and all information, data and results obtained from conducting the Research (the "Results") which disclosure shall include, without limitation, copies of relevant summaries and reports, if any. Clarity shall own all right, title and interest in and to such Results and all Intellectual Property related thereto or related to the Agreement. As used in this Agreement, "Intellectual Property" means all patents, copyrights, trade secrets, trademarks and other proprietary rights, together with all related rights, applications, filings, registrations and the like.

6. Proprietary Rights. MMRI agrees and acknowledges that MMRI shall acquire no rights of any kind whatsoever with respect to any Intellectual Property of Clarity as a result of Clarity's and MMRI's performance under this Agreement or otherwise. MMRI agrees that any invention, method, process, trade secret, or know-how conceived or first reduced to practice in the performance of its responsibilities by MMRI or its employees, alone or jointly with others, together with all Intellectual Property related thereto (collectively, "Inventions"), shall be, and remain, at all times the sole and exclusive property of Clarity and MMRI hereby agrees to assign to Clarity its entire right, title and interest in all Inventions. MMRI shall perform any and all acts necessary to assist Clarity in perfecting its rights to any and all such Inventions; to the extent that this requires significant work by MMRI or its staff, Clarity will reimburse MMRI for such work at MMRI's reasonable consulting rates.

7. Publication Rights. The Parties recognize that the publication of papers, including oral presentations and abstracts, regarding the Research, subject to reasonable controls to protect Confidential Information as defined below, will be beneficial to both Parties. Accordingly, Clarity shall have the right to review and approve any paper for publication, including oral presentations and abstracts, which utilize any data generated from the Research or as part of this Sponsored Research Agreement. The list of authors on any such papers will be determined by using customary academic standards. Before any such paper is presented or submitted for publication, a complete copy shall be given to Clarity at least sixty (60) days prior to presenting the paper to a publisher. Clarity shall review any such paper and give its comments to the author and MMRI promptly. MMRI shall comply with Clarity's request to delete references to Confidential Information in any paper or other presentation and agrees to withhold publication of same an additional sixty (60) days in order to permit Clarity to file a patent application, if Clarity deems it necessary.

8. Confidential Information. Anything in this Agreement to the contrary notwithstanding, any and all knowledge, know-how, practices, processes or other information disclosed or submitted in writing or in other tangible form by Clarity to MMRI pursuant to this Agreement, or which MMRI becomes aware of through any means as part of this Sponsored Research Agreement ("Confidential Information"), shall be received and maintained by MMRI in strict confidence. MMRI shall use its best efforts to make sure that neither it nor its employees discloses Clarity' Confidential Information, and in any event will use as much care in protecting Clarity' Confidential Information as MMRI uses in protecting MMRI's own Confidential Information.

MMRI expressly acknowledges that the Results shall be considered Clarity' Confidential Information. MMRI shall not use the Confidential Information for any purpose other than those purposes specified in this Agreement. MMRI may disclose Confidential Information solely to employees requiring access thereto for the purposes of this Agreement, provided, however, that prior to making any such disclosures, each such employee shall be bound by contractual obligation to maintain Confidential Information in confidence and not use such information for any purpose other than in accordance with the terms and conditions of this Agreement. The foregoing nondisclosure obligations shall not apply to Confidential Information that MMRI can establish by competent written proof: (i) was in the public domain at the time of disclosure; (ii) after disclosure, becomes part of the public domain other than by breach of this Agreement by MMRI; or (iii) was in MMRI's possession in documentary form at the time of disclosure.

9. Indemnification. The Parties shall each indemnify the other for any claims, losses, damages, costs and expenses, including reasonable attorneys' fees but expressly excluding all foreseeable and unforeseeable consequential damages ("Claims") arising from any third party claim resulting from the indemnifying party's gross negligence or willful misconduct in its performance of this Agreement, except that in no event shall either party be liable to the other to the extent such Claim arises out of the gross negligence or willful misconduct of the indemnified party.

10. Disclaimer of Warranties. MMRI PROVIDES NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

11. Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL (whether foreseeable or unforeseeable) DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, EVEN IF EITHER PARTY HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

12. Material Breach. Either party may terminate this Agreement for any material breach of this Agreement which is not cured within thirty (30) days following notice from the nonbreaching party to the breaching party specifying such breach. Such termination shall be effective at the end of such thirty (30) days.

13. Effect of Termination. Termination of this Agreement shall be without prejudice to or limitation on any other remedies or any accrued obligations of either party. In addition, the obligations under Proprietary Rights, Publication Rights and Confidential Information shall survive any termination, expiration or completion of this Agreement.

14. No License. Nothing in this Agreement shall be construed as conferring on either party an express or implied license or option to license any disclosed Confidential Information, technology, or any patent or patent application owned by the other party.

15. Independent Contractors. The Parties shall perform their obligations under this Agreement as independent contractors and nothing contained in this Agreement shall be construed to be inconsistent with such relationship or status. This Agreement shall not constitute, create or in any way be interpreted as a joint venture or partnership of any kind.

16. Nonsolicitation. During the term of this Agreement and for one (1) year thereafter, neither party shall directly or indirectly, without the prior written consent of the other party, solicit, recruit, encourage or induce any employees, directors, consultants, contractors or subcontractors of such party to leave the employ of such party, either on its own behalf or on behalf of any other person or entity. In the event of a breach of this provision and related hiring, the breaching party will pay to the other, as liquidated damages and not as a penalty, an amount equal to 30% of the first year's salary and bonus(es) ultimately agreed upon between the person solicited and the new employer. Payment of this amount will be the breaching party's total liability and the other party's only remedy for a breach of this provision.

17. Entire Agreement. This Agreement sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties, and supersedes and terminates all prior agreements and understanding between the Parties. There are no binding covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties hereto other than as set forth herein. Further, no subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of each party hereto.

18. Force Majeure. Neither MMRI nor Clarity shall be liable for any failure to perform as required by this Agreement to the extent such failure to perform is caused by any reason beyond MMRI's or Clarity's respective control, including without limitation, by reason of any of the following: labor disturbances or disputes of any kind, failure of any required governmental approval, civil disorders, acts of national aggression, acts of God, energy or other conservation measures, failure of utilities, mechanical breakdowns, material shortage, disease, or similar occurrences. In the event that Clarity is denied meaningful access to the premises due to any such reason, for a period of 30 days or less, its payment obligations under this Agreement shall be reduced pro rata for the period during or the extent to which access is denied. In the event that Clarity is denied meaningful access to the premises due to any such reason for a period of more than 30 days, and if after that 30 days meaningful access is still not available to Clarity, then Clarity 's payment obligations under this Agreement shall be reduced pro rata for the period during or the extent to which access is denied and Clarity shall further have the right to terminate this Agreement upon 30 days' notice.

19. Dispute Resolution. In the event of any dispute, claim, question, or disagreement arising from or relating to this Agreement or an alleged breach thereof (hereafter, "Dispute"), the Parties shall use their best efforts to settle the Dispute. If a Dispute arises, the complaining Party shall provide written notice to the other Party ("Initial Notice of Dispute.") Following the Initial Notice of Dispute, the Parties shall consult and negotiate with each other in good faith and, recognizing their mutual interest, attempt to reach a just and equitable solution of the Dispute that is satisfactory to both Parties. If the Parties are unable reach a resolution of the Dispute within 30 days of the Initial Notice of Dispute, then the Dispute shall be resolved by the following dispute resolution process:

(a) **Mediation**. If a Dispute is not resolved through informal negotiations within 30 days of the Initial Notice of Dispute, the Parties agree first to try in good faith to settle the dispute by mediation administered by JAMS. After the 30-day period for negotiations has expired and upon written notice to the other party, either party may commence mediation by providing JAMS and the other party a written request for mediation, setting forth the subject of the Dispute and the relief requested. The Parties will cooperate with JAMS and one another in selecting a mediator and scheduling the mediation. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the Parties, their agents, employees, experts, or attorneys, and by the mediator or any JAMS employees, are confidential, privileged, and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the Parties. The parties agree that they will participate in the mediation in good faith and that they will share equally its costs. Each party will bear their own attorneys' fees and costs in connection with the mediation and any pre-mediation negotiations.

(b) **Arbitration.** In the event that a Dispute between the Parties cannot be settled through informal negotiations or mediation, as described above, the Parties agree to submit the Dispute to binding arbitration. By agreeing to arbitrate, the Parties agree to waive their right to a jury trial. The arbitration shall be conducted before a panel of three neutral arbitrators in San Francisco, California. The arbitration shall be administered by JAMS in accordance with this document and the JAMS Comprehensive Arbitration Rules and Procedures. Any issue concerning the extent to which any dispute is subject to arbitration, the applicability, interpretation, or enforceability of this agreement shall be resolved by all of the arbitrators. To the extent state law is applicable, the arbitrators shall apply the substantive law of California. Each party will be entitled to depose a maximum of five witnesses, plus all experts designated to be witnesses at the arbitration. The depositions shall be limited to a maximum of five hours per deposition. All aspects of the arbitration shall be treated as confidential and neither the Parties nor the arbitrators may disclose the content or results of the arbitration, except as necessary to comply with legal or regulatory requirements. The result of the arbitration shall be binding on the Parties and judgment on the arbitrators' award may be entered in any court having jurisdiction. The arbitrators shall award to the prevailing party, if any, the costs and attorneys' fees reasonably incurred by the prevailing party in connection with the arbitration.

20. Governing Law; Severability. This Agreement shall be governed by the laws of the State of California as those laws are applied to contracts entered into and to be performed entirely in California by California residents. If any provision of this Agreement is determined to be unenforceable, such provision shall be severed from this Agreement and the remaining provisions of this Agreement shall continue in full force and effect.

21. Counterparts. This Agreement may be executed in counterparts, each of which when taken together shall constitute one and the same instrument.

22. Notices. All notices, demands and other communications made under this Agreement shall be in writing and shall be given either by personal delivery or by nationally recognized overnight courier (with charges prepaid) and shall be deemed to have been given or made when actually delivered.

If to MMRI: Marie Berticevich
Molecular Medicine Research Institute
428 Oakmead Parkway
Sunnyvale, CA 94085

If to Clarity: Sarah McCurdy, PhD
CEO
Clarity Solutions
428 Oakmead Parkway
Sunnyvale, CA 94085

Please indicate your acceptance of this Agreement by signing below and returning to our office.

Sincerely yours,

Edward P. Amento, M.D.
Executive Director

{CONTINUED ON THE FOLLOWING PAGE}

UNDERSTOOD AND ACCEPTED:

MMRI

By: [signature]

Name: Edward P. Amento, M.D.

Title: President and CEO, MMRI

Date: 6/12/2015

Clarity, Inc

By: Sarah McCurdy

Name: Sarah McCurdy

Title: CEO

Date: 6/11/2015

MMRI

Molecular Medicine Research Institute

Advancing Tomorrow's Solutions Today

July 20, 2015

Sarah McCurdy, PhD
ClearLight Diagnostics, Inc.
428 Oakmead Parkway
Sunnyvale, CA 94085

Dear Dr. McCurdy:

Pursuant to our recent conversations in which you notified MMRI of a change of your organization's name and requested a modification of the start date of our Sponsored Research Agreement as well as a modification to use an office space only until a laboratory scientist is identified, MMRI provides the following amendment in order to accommodate and pursue our research activities. The following modifications to our Sponsored Research Agreement dated June 10, 2015 are presented as Amendment #1.

Clarity Solutions is replaced with ClearLight Diagnostics.

The new start date for ClearLight Diagnostics is July 15, 2015.

ClearLight Diagnostics will use an office space only until a research scientist is identified.

ClearLight's pro-rated Sponsored Research fee for July 15-July 31 is therefore $500 (one-half of the monthly fee of $1,000 per month for office space). The fee for one office will be $1,000 per month as of August 1, 2015. As discussed, ClearLight Solutions will pay MMRI $2500.00 no later than Monday June 1, 2015. Two thousand dollars will be carried as a credit by MMRI to be applied to ClearLight's ongoing monthly Sponsored Research Fees.

{CONTINUED ON FOLLOWING PAGE}

The monthly SRA fee will increase to $5,000 per month upon the addition of a ClearLight laboratory scientist to our research efforts. Sarah McCurdy may continue to use office space upon the addition of a laboratory scientist without additional fees due MMRI. The office may be shared with a laboratory scientist or a cubicle will be provided. If a second hard-walled office is requested, an additional fee of $1,000 per month will be required.

Note that Amendment #1 to our Sponsored Research Agreement of June 10, 2015 does not otherwise alter the conditions set forth in our June 10, 2015 Agreement.

Please indicate your acceptance of this Amendment #1 to the Sponsored Research Agreement of June 10, 2015 by signing below by July 22, 2015.

Sincerely yours,

Edward P Amento, MD
Chairman & Executive Director

AGREED AND ACCEPTED:

By: Sarah McCurdy

Print name: Sarah McCurdy
ClearLight Diagnostics

By:

Edward P Amento, MD
President & Executive Director
MMRI

2

MMRI

MOLECULAR MEDICINE RESEARCH INSTITUTE

Advancing Tomorrow's Solutions Today

December 8, 2015

Sarah McCurdy, PhD
ClearLight Diagnostics, Inc.
428 Oakmead Parkway
Sunnyvale, CA 94085

Re: Amendment #2 to Sponsored Research Agreement (SRA) dated June 10, 2015 and effective December 9, 2015

Dear Dr. McCurdy:

Pursuant to our recent conversation in which you requested an amendment to our Sponsored Research Agreement of June 10, 2015 to accommodate and more effectively pursue our increased research activities, the following modification to our Agreement is presented as Amendment #2.

In order to facilitate our collaborative research projects, MMRI will provide additional laboratory space necessary for one additional laboratory research scientist from ClearLight Diagnostics ("ClearLight") to work with MMRI personnel at the Institute from December 9, 2015 until the termination of our Agreement (total of two research scientists effective December 90, 2015). This Amendment #2 to the Agreement will commence as of December 9, 2015.

In consideration of the additional commitment by MMRI, ClearLight shall pay MMRI an additional research fee of **$4,500.00** per month paid at the first of each month. The total monthly sponsored Research Fee due beginning in January 1, 2016 will be **$9,500.00** per month. Please note that the monthly Sponsored Research Fee is due three (3) business days before the first (1st) day of the month, and no later than the first (1st) day of the month. The prorate fee for the second research scientist for December (beginning December 9, 2015) will be **$3,338.71** ($145.16/day X 23 days) and will be due upon the signing of this Amendment #2

Also, an additional Initial Research Fee of **$9000.00** is due upon the signing of this Amendment #2 (please remit by December 11, 2015). The total funds due to MMRI will be, therefore, $12,338.71 (December prorata monthly Sponsored Research Fee of **$3,338.71** and a one time refundable additional Initial Research Fee of **$9,000**).

It is noted that the monthly SRA fee increased to $5,000 per month in August 2015 upon the addition of the first ClearLight laboratory scientist (Michael Spelman) to our research efforts as anticipated in Amendment #1 dated July 20, 2015. Sarah McCurdy continues to use office space upon the addition of the laboratory scientist without additional fees due MMRI. The office space is now shared with Dr. Laurie Goodman CSO of ClearLight. If a second hard-walled office is requested, an additional fee of $1,000 per month will be required.

Note that Amendment #2 to our Sponsored Research Agreement of June 10, 2015 does not otherwise alter the conditions set forth in our June 10, 2015 Agreement.

Please indicate your acceptance of this Amendment #2 to the Sponsored Research Agreement of June 10, 2015 by signing below by December 9, 2015.

Sincerely yours,

Edward P Amento, MD
Chairman & Executive Director

AGREED AND ACCEPTED:

By: Sarah McCurdy

Print name: Sarah McCurdy
ClearLight Diagnostics

By:

Edward P Amento, MD
President & Executive Director
MMRI

2

MMRI

MOLECULAR MEDICINE RESEARCH INSTITUTE

Advancing Tomorrow's Solutions Today

August 1, 2016

Sarah McCurdy, MBA
ClearLight Diagnostics, Inc.
428 Oakmead Parkway
Sunnyvale, CA 94085

Dear Ms. McCurdy:

This Amendment #4 to the Agreement will commence as of August 1, 2016.

ClearLight Diagnostics ("ClearLight") is decreasing the number of laboratory personnel participating in the Sponsored Research Agreement from three scientists to two scientists. A decrease in the number of scientists participating in the Sponsored Research Agreement requires a ninety (90) day written notice; therefore, ClearLight will continue to pay MMRI $13,500.00 for the months of August, September and October.

Effective November 1, 2016 Clearlight's monthly Sponsored Research Fee will be reduced to $9500.00.

Note that Amendment #4 to our Sponsored Research Agreement of June 10, 2015 does not otherwise alter the conditions set for in our June 10, 2015 Agreement.

Please indicate your acceptance of this Amendment #4 to the Sponsored Research Agreement of June 10, 2016 by signing below.

Sincerely yours,

Edward P Amento, MD
Chairman & Executive Director
MMRI

AGREED AND ACCEPTED:

By: Sarah McCurdy

Print name: Sarah McCurdy
ClearLight Diagnostics

By:

Edward P Amento, MD
Chairman & Executive Director
MMRI

MMRI

MOLECULAR MEDICINE RESEARCH INSTITUTE

Advancing Tomorrow's Solutions Today

November 1, 2016

Sarah McCurdy, MBA
ClearLight Diagnostics, Inc.
428 Oakmead Parkway
Sunnyvale, CA 94085

Dear Ms. McCurdy:

In order to facilitate our collaborative research projects, MMRI will provide an office space necessary for additional personnel of ClearLight Diagnostics to work with MMRI personnel at the Institute from November 1, 2016 until the termination of our Agreement. This Amendment #5 to the Agreement will commence as of November 1, 2016.

In consideration of the additional commitment by MMRI, ClearLight Diagnostics shall pay MMRI an additional Sponsored Research Fee of **$1000.00** per month paid at the first of each month. (total monthly Sponsored Research Fee due is **$10,500.00** per month beginning November 1, 2016)

An additional refundable Initial Research Fee of **$2000.00** is due upon the signing of this amendment.

Please note that for each new amendment generated for either an additional office or scientist there will be an additional Initial Research Fee due equal to twice the monthly Sponsored Research Fee that is refunded 30 days after the termination of the Agreement. (less amounts owed to MMRI).

This Amendment #5 to the Sponsored Research Agreement of June 10, 2015 does not alter the conditions set forth in June 10, 2015Agreement.

Please indicate your acceptance of this Amendment #5 to the Sponsored Research Agreement of June 10, 2015 by signing below and returning it to our office with the additional Initial Research Fee and Sponsored Research Fee.

Sincerely yours,

Edward P Amento, MD
Chairman & Executive Director
MMRI

AGREED AND ACCEPTED:

By: Sarah McCurdy

Print name: Sarah McCurdy
ClearLight Diagnostics

By:

Edward P Amento, MD
Chairman & Executive Director
MMRI

MMRI
MOLECULAR MEDICINE RESEARCH INSTITUTE

Advancing Tomorrow's Solutions Today

December 5, 2016

Sarah McCurdy, MBA
ClearLight Diagnostics, Inc.
428 Oakmead Parkway
Sunnyvale, CA 94085

Dear Ms. McCurdy:

In order to facilitate our collaborative research projects, MMRI will provide additional laboratory space necessary for one additional laboratory research scientist from ClearLight Diagnostics ("ClearLight") to work with MMRI personnel at the Institute from December 12, 2016 until the termination of our Agreement. This Amendment #6 to the Agreement will commence as of December 12, 2016.

There is no prorated fee for the laboratory research scientist for December since the preceding scientist will now use an office.

The refundable Initial Research Fee of **$9000.00** is waived as the Initial Research Fee submitted in Amendment #2 will be applied to this Amendment #6.

This Amendment #6 to the Sponsored Research Agreement of June 10, 2015 does not alter the conditions set forth in June 10, 2015 Agreement.

Please indicate your acceptance of this Amendment #6 to the Sponsored Research Agreement of June 10, 2015 by signing below and returning it to our office with the additional Initial Research Fee and Sponsored Research Fee.

Sincerely yours,

Edward P Amento, MD
Chairman & Executive Director
MMRI

AGREED AND ACCEPTED:

By: Sarah McCurdy

Print name: Sarah McCurdy
ClearLight Diagnostics

By:

Edward P Amento, MD
Chairman & Executive Director
MMRI

MMRI

MOLECULAR MEDICINE RESEARCH INSTITUTE

Advancing Tomorrow's Solutions Today

December 19, 2016

Sarah McCurdy, MBA
ClearLight Diagnostics, Inc.
428 Oakmead Parkway
Sunnyvale, CA 94085

Dear Ms. McCurdy:

In order to facilitate our collaborative research projects, MMRI will provide additional laboratory space necessary for one additional laboratory research scientist from ClearLight Diagnostics ("ClearLight") to work with MMRI personnel at the Institute from January 05, 2017 until the termination of our Agreement. This Amendment #7 to the Agreement will commence as of January 05, 2017.

The prorated fee for the laboratory research scientist for January (beginning January 5, 2017) will be **$3483.81** ($129.03/day x 27 days) and will be due upon the signing of this Amendment #7. Therefore, the total funds due to MMRI for January will be **$13983.81.**

The refundable Initial Research Fee of **$8000.00** is waived as the Initial Research Fee submitted in Amendment #3 will be applied to this Amendment #7.

This Amendment #7 to the Sponsored Research Agreement of June 10, 2015 does not alter the conditions set forth in June 10, 2015 Agreement.

Please indicate your acceptance of this Amendment #7 to the Sponsored Research Agreement of June 10, 2015 by signing below and returning it to our office with the Sponsored Research Fee.

Sincerely yours,

Edward P Amento, MD
Chairman & Executive Director
MMRI

AGREED AND ACCEPTED:

By: Sarah McCurdy

Print name: Sarah McCurdy
ClearLight Diagnostics

By:

Edward P Amento, MD
Chairman & Executive Director
MMRI

MMRI

MOLECULAR MEDICINE RESEARCH INSTITUTE

Advancing Tomorrow's Solutions Today

December 20, 2016

Sarah McCurdy, MBA
ClearLight Diagnostics, Inc.
428 Oakmead Parkway
Sunnyvale, CA 94085

Dear Ms. McCurdy:

In order to facilitate our collaborative research projects, MMRI will provide additional laboratory space necessary for one additional laboratory research scientist from ClearLight Diagnostics ("ClearLight") to work with MMRI personnel at the Institute from January 09, 2017 until the termination of our Agreement. This Amendment #8 to the Agreement will commence as of January 09, 2017.

The prorated fee for the laboratory research scientist for January (beginning January 9, 2017) will be **$2967.69** ($129.03/day x 23 days) and will be due upon the signing of this Amendment #8.

Also, an additional Initial Research Fee of **$7000.00** is due upon the signing of this Amendment #8. Therefore, the total funds due to MMRI will be **$9,967.69** (January prorate month of $2967.69 and a one time refundable additional Research Fee of $7000.00).

This Amendment #8 to the Sponsored Research Agreement of June 10, 2015 does not alter the conditions set forth in June 10, 2015 Agreement.

Please indicate your acceptance of this Amendment #8 to the Sponsored Research Agreement of June 10, 2015 by signing below and returning it to our office with the Sponsored Research Fee.

Sincerely yours,

Edward P Amento, MD
Chairman & Executive Director
MMRI

AGREED AND ACCEPTED:

By: Sarah McGurdy

Print name: Sarah McCurdy
ClearLight Diagnostics

By: ______________________

Edward P Amento, MD
Chairman & Executive Director
MMRI

MMRI

MOLECULAR MEDICINE RESEARCH INSTITUTE

Advancing Tomorrow's Solutions Today

March 09, 2017

Sarah McCurdy, MBA
ClearLight Diagnostics, Inc.
428 Oakmead Parkway
Sunnyvale, CA 94085

Dear Ms. McCurdy:

In order to facilitate our collaborative research projects, MMRI will provide additional laboratory space necessary for one additional laboratory research scientist from ClearLight Diagnostics ("ClearLight") to work with MMRI personnel at the Institute from March 27, 2017 until the termination of our Agreement. This Amendment #9 to the Agreement will commence as of March 27, 2017.

In consideration of the additional commitment by MMRI, ClearLight shall pay MMRI an additional research fee of **$3,000.00** per month paid at the first of each month. The total monthly Sponsored Research Fee due beginning April 1, 2017 will be **$19,000.00**.
This amount includes a 10% discount for the addition of a 5th scientist.
($20,000 x .10%=$2000.00/$20,000-$2,000=$18,000)($18,000 + $1,000 for additional office=$19,000)

The prorated fee for the laboratory research scientist for March (beginning March 27, 2017) will be **$483.87** ($96.77/day x 5 days) and will be due upon the signing of this Amendment #9.

Also, an additional Initial Research Fee of **$6000.00** is due upon the signing of this Amendment #9. Therefore, the total funds due to MMRI will be **$6,483.87** (March prorate month of $483.87 and a one time refundable additional Research Fee of $6000.00).

Please indicate your acceptance of this Amendment #9 to the Sponsored Research Agreement of June 10, 2015 by signing below and returning it to our office with the Sponsored Research Fee.

Sincerely yours,

Edward P Amento, MD
Chairman & Executive Director
MMRI

AGREED AND ACCEPTED:

By: Sarah McCurdy

Print name: Sarah McCurdy
ClearLight Diagnostics

By:

Edward P Amento, MD
Chairman & Executive Director
MMRI

MMRI

MOLECULAR MEDICINE RESEARCH INSTITUTE

Advancing Tomorrow's Solutions Today

May 3, 2017

Amendment #10 of May 3, 2017is modified to Amendment #10A on November 19, 2021 due to the presence of two amendments originally identified as Amendment #10 on May 3, 2017 and October 26, 2018.

Edward Amento

Sarah McCurdy, MBA
ClearLight Diagnostics, Inc.
428 Oakmead Parkway
Sunnyvale, CA 94085

Dear Ms. McCurdy:

This Amendment #10 to the Agreement will commence as of May 3, 2017.

ClearLight Diagnostics ("ClearLight") is decreasing the number of laboratory personnel participating in the Sponsored Research Agreement from five scientists to four scientists. Since there is a reduction in lab personnel to four scientists, the 10% discount for 5 scientists referenced in Amendment #9 is no longer applicable.

A decrease in the number of scientists participating in the Sponsored Research Agreement requires a ninety (90) day written notice; therefore, ClearLight will continue to pay MMRI $19,000.00 for the months of May, June and July.

Effective August 1, 2017 Clearlight's monthly Sponsored Research Fee will be reduced to $18,000.00. An Initial Research Fee of $6000 will be refunded by August 31st, 2017.

Note that Amendment #10 to our Sponsored Research Agreement of June 10, 2015 does not otherwise alter the conditions set for in our June 10, 2015 Agreement.

Please indicate your acceptance of this Amendment #10 to the Sponsored Research Agreement of June 10, 2016 by signing below.

October 26, 2018 Laurie Goodman, PhD CEO ClearLight Biotechnologies, LLC MMRI Building 428 Oakmead Parkway Sunnyvale, CA 94085	Amendment #10 of October 26, 2018 is modified to Amendment #10B on November 19, 2021 due to the presence of two amendments originally identified as Amendment#10 on May 3, 2017 and October 26, 2018.

Re: Amendment #10 to Sponsored Research Agreement (SRA) dated June 10, 2015 and effective July 1, 2015, further modified in Amendment #1 to a start date of July 15, 2015 and modified subsequently as Amendments #2-9

Dear Dr. Goodman:

Pursuant to your recent communication (email attached dated September 19, 2018) in which you notified MMRI of a change of your organization's name, MMRI provides the following amendment in order to accommodate and pursue our research activities. The following modification to our Agreement is presented as Amendment #10.

Effective October I, 2018 it is noted that, ClearLight Diagnostics, LLC is to operate as ClearLight Biotechnologies, LLC.

428 Oakmead Parkway Sunnyvale, CA 94085
Telephone (408) 523-6260 FAX (408) 523-6261

February 9, 2021

Al Hansen

President

Clearlight Biotechnologies, Inc.

MMRI Building

428 Oakmead Parkway

Sunnyvale, CA 94085

Re: Amendment #11 to Sponsored Research Agreement (SRA) dated June 10, 2015 and effective July 1, 2015, further modified in Amendment #1 to a start date of July 15, 2015 and modified subsequently as Amendments #2-10

Dear Mr. Hansen:

Pursuant to your recent communication in which you notified MMRI of a change of your organization's name, MMRI provides the following amendment in order to accommodate and pursue our research activities. The following modification to our Agreement is presented as Amendment #11.

Effective February 9, 2021 it is noted that, ClearLight Biotechnologies, LLC is to operate as Clearlight Biotechnologies, Inc.

Sincerely yours,

Edward P Amento, MD

Executive Director and President

428 Oakmead Parkway Sunnyvale, CA 94085

Telephone (408) 523-6260 FAX (408) 523-6261

August 16, 2021

Mr. Al Hansen

President

ClearLight Biotechnologies, Inc.

428 Oakmead Parkway

Sunnyvale, CA 94085

Re: Amendment #12 to Sponsored Research Agreement (SRA) dated June 10, 2015 and effective July 31, 2016, further modified in Amendment #1 to a start date of July 15, 2015 and modified subsequently from December 9, 2015 though Amendments #2-11.

Dear Mr. Hansen:

Pursuant to our recent conversation in which you requested an amendment to our Sponsored Research Agreement of June 10, 2015 the following modification to our Agreement is presented as Amendment #12.

To facilitate our collaborative research projects, MMRI will provide additional laboratory space necessary for one additional laboratory research scientist from ClearLight Biotechnologies, Inc. ("ClearLight") to work with MMRI personnel at the Institute from August16, 2021 until the termination of our Agreement. This Amendment #12 to the Agreement of June 10, 2015 will commence as of August 16, 2021.

In consideration of the additional commitment by MMRI, ClearLight shall pay MMRI an additional research fee of $4,000.00 per month paid at the first of each month. The total monthly Sponsored Research Fee due beginning September 1, 2021 will be $14,500.00. The prorated fee for the additional laboratory research scientist for August 16-31 will be $2,000.

Please note that that monthly Sponsored Research Fee is due three (3) business days before the first (1st) day of the month, and no later than the first (1st) day of the month.

An additional Initial Research Fee of $8000.00 is due September 1, 2021. Therefore, the total funds due to MMRI on September 1, 2021 will be $16,500 + $8,000.

To clarify, please note that for each new research scientist participating in our Sponsored Research Agreement a new amendment is generated and there will be an additional Initial Sponsored Research Fee equal to twice the monthly Sponsored Research Fee.

428 Oakmead Parkway Sunnyvale, CA 94085

Telephone (408) 523-6260 FAX (408) 523-6261

The Initial Research Fee will be refunded, upon payment by ClearLight of all amounts owed to MMRI as noted in Section 2a of our Sponsored Research Agreement of June 10, 2015.

This Amendment #12 to the Sponsored Research Agreement of June 10, 2015 does not alter the conditions set forth in our June 10, 2015 Agreement except as modified by Amendments #1-12.

Please indicate your acceptance of this Amendment #12 to the Sponsored Research Agreement of June 10, 2015 by signing below and returning it to our office.

Sincerely yours,

Edward P Amento, MD
Executive Director

AGREED AND ACCEPTED:

By: ________________________________________________	By: ________________________________________________
Print name:__________________________________________		Edward P Amento, MD
ClearLight Biotechnologies, Inc.	.	Executive Director
MMRI